    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                                                     Registration No. 333-
                                                                          ------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

--------------------------------------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   43-1229854
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification Number)

             1945 Craig Road,  St. Louis, MO  63146  (314) 576-6100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                DENNIS M. JONES
                         Jones Medical Industries, Inc.
                                1945 Craig Road
                              St. Louis, MO  63146
                                 (314) 576-6100
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       With copies of communications to:
                           CHARLES E. H. LUEDDE, ESQ.
                       Greensfelder, Hemker & Gale, P.C.
                         10 South Broadway, Suite 2000
                           St. Louis, Missouri 63102
                                  314-241-9090

                              -------------------

   Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /-----------------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /-----------------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              -------------------

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                              Proposed                Proposed
       Title of Each                    Amount                Maximum                 Maximum              Amount of
    Class of Securities                 to be              Offering Price            Aggregate            Registration
     to be Registered                 Registered            Per Unit<F1>           Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.04 par value       1,460,084 shares            $30.50               $44,532,662            $13,494.72
========================================================================================================================

<F1>  Calculated in accordance with Rule 457(c) under the Securities
      Act of 1933, as amended, solely for purposes of calculation of the registration fee. Based upon the average of the high and low sales prices as reported by the Nasdaq National Market for January 28, 1997.

                              -------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                  SUBJECT TO COMPLETION DATED JANUARY 31, 1997

*******************************************************************************
* Information contained herein is subject to completion or amendment. A       *
* registration statement relating to these securities has been filed with the *
* Securities and Exchange Commission. These securities may not be sold nor    *
* may offers to buy be accepted prior to the time the registration statement  *
* becomes effective. This prospectus shall not constitute an offer to sell    *
* or the solicitation of an offer to buy nor shall there be any sale of       *
* these securities in any State in which such offer, solicitation or sale     *
* would be unlawful prior to registration or qualification under the          *
* securities laws of any State.                                               *
*******************************************************************************


                                   PROSPECTUS
                                   ----------

                                1,460,084 SHARES

                         JONES MEDICAL INDUSTRIES, INC.

                          COMMON STOCK, $.04 PAR VALUE

   This Prospectus relates to the offering by certain shareholders named within (the "Selling Shareholders") of an aggregate of 1,460,084 shares (the "Shares") of Common Stock, $.04 par value (the "Common Stock") of Jones Medical Industries, Inc. (the "Company"). The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market System ("Nasdaq NMS") under the symbol JMED. The last reported sales price for the Common Stock on February ---, 1997, as reported by the Nasdaq NMS was ------.

   The offering, sale and distributions of the Shares is expected to occur from time to time following the date of this Prospectus and prior to August 30, 1998. See "Plan of Distribution." Proceeds from the offering, sale and distribution of the Shares are expected to be received by or for the respective accounts of the Selling Shareholders. The Company will not receive any portion of the proceeds of the offering. The Shares, constituting an aggregate of 5.14% of the Common Stock outstanding at December 31, 1996, represent a portion of the Common Stock issued by the Company in connection with the acquisition on August 30, 1996, of Galen Drugs of Florida, Inc. (the "Daniels Acquisition"). See "The Company - The Daniels Acquisition" and "The Selling Shareholders."


                      -----------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ------------------------------------

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                     ------------------------------------
               THE DATE OF THIS PROSPECTUS IS FEBRUARY ---, 1997.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission").

   The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market and such reports, proxy statements and other information can also be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. The Registration Statement, including the exhibits thereto, and other reports, proxy statements and filings made by the Company are also generally available pursuant to the Commission's electronic data gathering, analysis and retrieval system known as "EDGAR."

   Statements contained or incorporated by reference in this Prospectus as to the contents of any contract or or other document referred to herein or therein are not necessarily complete, and in each such instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   This Registration Statement incorporates by reference certain documents which are not presented herewith or delivered herewith. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   The following documents, which have been filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference in this Registration Statement:

   1. Company's Annual Report on Form 10-K for the year ended December 31,
      1995;

   2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1995; and

   3. Description of the Company's Common Stock contained in the Company's Proxy Statement dated April 15, 1991.

The audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, together with certain related financial information including the Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations, have been restated as a result of the pooling of interests accounting treatment utilized in connection with the Daniels Acquisition and such restated materials are set forth in the Company's Current Report on Form 8-K dated November 8, 1996.

   In addition to the foregoing documents, there is also incorporated herein by reference any additional reports or proxy statements filed by the Company under Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

   Copies of any such documents, other than exhibits to such documents, are available without charge upon request from Jones Medical Industries, Inc., 1945 Craig Road, St. Louis, Missouri 63146, Attention: Judith A. Jones, Secretary (telephone: 314-576-6100).


                      ------------------------------------

                                  THE COMPANY

GENERAL

   The Company is engaged in the manufacture, marketing and sale of pharmaceuticals and nutritional supplements. The Company's principal executive offices are located at 1945 Craig Road, St. Louis, Missouri 63146, and its telephone number is (314) 576-6100.

THE DANIELS ACQUISITION

   On August 30, 1996, the Company, acquired all of the outstanding shares of Daniels Pharmaceuticals, Inc. ("Daniels"), a Florida corporation, by way of a merger among Daniels, Daniels' parent entity, Galen Drugs of Florida, Inc. ("Galen"), a Florida corporation, and the Company's wholly owned subsidiary, JGD Acquisition Corporation ("JGD"), a Florida corporation, in a reorganization transaction qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended, and constituting a "pooling of interests" for accounting purposes. In connection with the Daniels Acquisition and related transactions, the Company issued an aggregate of 2,960,224 shares and paid cash in the amount of approximately $4,000,000 to minority dissenting holders of approximately 4% of Galen's outstanding stock.

   Under the terms of the agreements relating to the transaction, an aggregate of 250,000 shares of the Company's Common Stock received by the former Galen shareholders were placed in escrow to provide indemnification to the Company and Daniels in connection with certain representations and covenants contained in the agreements. The number of shares held in escrow will be reduced to approximately 100,000 shares as of August 30, 1997, with the escrow and indemnification continuing thereafter until the expiration of applicable tax statutes of limitations. During such continuation, permitted claims against the escrow are limited to certain tax matters and other specific contingencies existing at August 30, 1996. As of January 21, 1997, 2,693 of the shares of Common Stock held in the escrow were instructed to be delivered to the Company in settlement of certain indemnity claims. None of the shares held in the escrow are included as Shares to which this Prospectus relates.

   The Daniels Acquisition is being treated as a "pooling of interests" for accounting purposes and accordingly the financial statements of the Company for prior periods have been restated as though the operations had been combined for all prior periods. On November 8, 1996, the Company filed an interim report on Form 8-K under the Exchange Act containing restated audited financial statements as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, together with (i) restated selected financial data for each of the five years in the period ended December 31, 1995 and for the nine month periods ended September 30, 1994 and 1995 and
(ii) a restatement of its Management Discussion and Analysis of Financial Condition and Results of Operations based upon the combined operations resulting from the Daniels Acquisition.

THE ABANA ACQUISITION

   As of the close of business on December 31, 1996, the Company completed the acquisition of Abana Pharmaceuticals, Inc. ("Abana") in which the Company previously held approximately 16% of the outstanding stock. In connection with the acquisition of Abana, the Company filed a Registration Statement on Form S-4 under the Securities Act with respect to a portion of the shares being issued in that transaction, which Registration Statement became effective on November 21, 1996. Copies of the Prospectus included in such Registration Statement are available without charge upon request from Jones Medical Industries, Inc., 1945 Craig Road, St. Louis, Missouri 63146,
Attention: Judith A. Jones, Secretary (telephone: 314-576-6100).

                            THE SELLING SHAREHOLDERS

   The Selling Shareholders are the respective "Family Limited Partnerships" named in the table below together with Daniels Enterprises, Inc.. Each of such Family Limited Partnerships is organized under the laws of the State of Nevada. The table reflects the names of the persons who may be deemed to be the beneficial owner of the Shares being sold, the aggregate number of shares of Common Stock held by such beneficial owner, the number of shares included as part of the Shares and the number of shares to be held by such beneficial owner upon completion of the offering (assuming the sale of all Shares). The table also reflects the percentage of the Common Stock currently owned and the percentage to be owned upon completion of the offering (assuming the sale of all Shares) based in each case upon the number of shares of Common Stock outstanding as of the close of business on December 31, 1996. In accordance with regulations adopted by the Commission, beneficial ownership is based upon a person's ability either to direct the voting of shares or to make investment decisions relating to the acquisition or sale of such shares and, as such, does not necessarily reflect an interest in the income or value of such shares.

                                                                                                            Shares to
                                                                    Shares               Shares              be Owned
Name of Shareholder<F1>                                            Owned<F*>             Offered            After Sale
-----------------------                                            ---------             -------            ----------
                                                              Number     Percent<DAG>                  Number      Percent<DAG>
                                                              ------     -------                       ------      -------
Thomas B. Daniels, Jr.,
      individually and as general
      partner of the Thomas B. Daniels, Jr.
      Family Limited Partnership ..............              581,562<F2>   2.05%          286,075      295,487<F2>   1.04%

Thomas B. Daniels, Jr.,
      as trustee of the Cristina Daniels
      Irrevocable Trust which holds shares
      individually and as the general
      partner of the Cristina Daniels
      Irrevocable Trust Family Limited
      Partnership................................            290,766<F3>   1.02           133,017      157,749<F3>   0.55

Thomas B. Daniels, Jr.
      as trustee of the Christopher W. Daniels
      Irrevocable Trust which holds shares
      individually and as the general partner
      of the Christopher W. Daniels
      Irrevocable Trust Family Limited
      Partnership................................            290,766<F3>   1.02           133,017      157,749<F3>   0.55
                                                           -------------  -----         ---------    -------------   ----

      Total Thomas B. Daniels, Jr.                         1,163,094<F4>   4.09%          552,109      610,985<F4>   2.15%

Michael D. Daniels,
       individually and as general partner of
       the Michael D. Daniels Family Limited
       Partnership......................                     581,562<F2>   2.05           286,075      295,487<F2>   1.04

Robert L. Daniels,
       individually and as general partner of
       the Robert L. Daniels Family Limited
       Partnership...............................            581,562<F2>   2.05           286,075      295,487<F2>   1.04

F. David Duquette and Pamela D. Duquette
       individually and as general partners of
       the Duquette Family Limited Partnership               581,562<F2>   2.05           286,075      295,487<F2>   1.04

Daniels Enterprises, Inc.<F5>.............                    49,750       0.17            49,750          -0-         --
                                                           -------------  -----         ---------    -------------   ----

All Selling Shareholders as a Group.....                   2,957,531<F6>  10.40%        1,460,084    1,497,447<F6>   5.27%

Notes:
<F*>  As of January 31, 1997.

<DAG> Based on 28,435,454 shares outstanding as of December 31, 1996.


                                    5

<F1>  Unless otherwise indicated, the street address of each Family Limited
      Partnership which is a Selling Shareholder is c/o 300 South
      Fourth Street, Suite 1100, Las Vegas, Nevada 89101, and the street address of Daniels Enterprises, Inc., as well as each of the individuals and trusts listed in the table, is 6401 9th
      Street North, St. Petersburg, Florida  33702.

<F2>  As to each such beneficial owner, includes 49,461 shares of Common
      Stock held in escrow pursuant to the terms of the Daniels Acquisition; also includes as to each such beneficial owner 246,029 shares of Common Stock as to which beneficial ownership may be deemed to be shared with an independent third party since, as the result of restrictions arising from a pledge of such shares in connection with a contractual arrangement, the sale or other disposition of such shares prior to a date subsequent to August 30, 1998, may not occur without the consent of such independent third party.

<F3>  As to each such trust, includes 24,731 shares of Common Stock held in escrow pursuant to the terms of the Daniels Acquisition; also includes as to each such trust 123,000 shares of Common Stock as to which beneficial ownership may be deemed to be shared with an independent third party since, as the result of restrictions arising from a pledge of such shares in connection with a contractual arrangement, the sale or other disposition of such shares prior to a date subsequent to August 30, 1998, may not occur without the consent of such independent third party.

<F4>  Includes an aggregate of 98,923 shares of Common Stock held in escrow pursuant to the terms of the Daniels Acquisition; also includes an aggregate of 492,029 shares of Common Stock as to which beneficial ownership may be deemed to be shared with an independent third party since, as the result of restrictions arising from a pledge of such shares in connection with a contractual arrangement, the sale or other disposition of such shares prior to a date subsequent to August 30, 1998, may not occur without the consent of such independent third party.

<F5>  Daniels Enterprises, Inc. is a Florida corporation owned equally by
      Thomas B, Daniels, Jr., Michael D. Daniels, Robert L. Daniels, and Pamela D. Duquette, who collectively serve as the Board of Directors of such corporation and may be deemed to share beneficial ownership as to all shares of the Common Stock held by such corporation; however, since no individual acting alone can compel or prevent action with respect to the shares held by Daniels Enterprises, Inc., beneficial ownership is not attributed to any other person and ownership of such shares has not been allocated to or included in the numbers or percentages reflected for any other person named in the table.

<F6>  Includes an aggregate of 247,307 shares of Common Stock held in escrow pursuant to the terms of the Daniels Acquisition; also includes an aggregate of 1,230,116 shares of Common Stock (4.33% of the Common Stock outstanding at December 31, 1996) as to which beneficial ownership may be deemed to be shared with an independent third party since, as the result of restrictions arising from a pledge of such shares in connection with a contractual arrangement, the sale or other disposition of such shares prior to a date subsequent to August 30, 1998, may not occur without the consent of such independent third party.

   Thomas B. Daniels, Jr.,  Michael D. Daniels, Robert L. Daniels and Pamela
D. Duquette are siblings and Cristina Daniels and Christopher W. Daniels are the niece and nephew of each of such siblings. Thomas B. Daniels, Jr., Michael D. Daniels, Robert L. Daniels and Pamela D. Duquette have advised and represented to the Company that (except with respect to shares of the Common Stock held by Daniels Enterprises, Inc.) each is acting individually with respect to the shares of Common Stock beneficially owned. F. David Duquette, husband of Pamela D. Duquette, is an employee of JMI-Daniels Pharmaceuticals, Inc., a subsidiary of the Company.

                              PLAN OF DISTRIBUTION

   The Company is not participating in the offering, sale or distribution of the Shares and will not receive any proceeds therefrom. The Company is advised by the Selling Shareholders that the distribution of the Shares will occur as follows.

   The Shares may be sold from time to time by or for the accounts of the Selling Shareholders. Such sales may be made in the Nasdaq NMS or otherwise, at prices and at terms then prevailing or related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent for the Selling Shareholder but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer and resale by such broker-dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

   The Selling Shareholders have severally advised the Company that as of the date of this Prospectus each Selling Shareholder, although acting independently with respect to the nature terms and timing of transactions constituting the offer, distribution and sale of the Shares, anticipates coordinating such activity through a single broker-dealer. However as of the date of this Prospectus no Selling Shareholder has any commitment or contractual arrangement with respect to the Shares offered hereby. As to coordinated transactions involving a sale of fewer than all Shares included in the offering made by this Prospectus, the Selling Shareholders expect that transactions will generally be allocated on a pro rata basis among those Selling Shareholders desiring to participate. Depending upon market conditions and other factors Daniels Enterprises, Inc. may be given precedence in the distribution of the Shares offered for its account.

   In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging positions they assume with Selling Shareholders. The Selling Shareholders may also borrow and sell shares of the Common Stock of the Company and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealer of Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus. A Selling Shareholder may also loan or pledge the shares registered hereunder to a bank or broker-dealer and such bank or broker-dealer may sell the Shares so loaned or, upon a default under the terms of any pledge, the bank or broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus.

   In connection with the distribution of the Shares offered hereby, broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale or other transaction. Such broker-dealers and any other broker-dealers participating in such transactions may be deemed to be "underwriters" with respect to the Shares within the meaning of the Securities Act of 1933, as amended (the "Act"), and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act.

   All costs, expenses and fees in connection with the registration of the Shares under the Act and the printing of this Prospectus will be borne by the Company. Notwithstanding the foregoing, commissions and discounts, if any, attributable to the sale or distribution of the Shares will be borne by the Selling Shareholders. The Selling Shareholders will also be responsible for fees and expenses of counsel and other advisors to such Selling Shareholders, the cost of any review of distribution or offering arrangements required under the rules of the National Association of Securities Dealers, Inc., and for the cost of any amendment to the registration resulting from a change in the proposed plan of distribution or from other action by a Selling Shareholder. broker-dealer or agent participating in the sale or distribution of the Shares against certain liabilities, including liabilities arising under the Act.
The Selling Shareholders have agreed to indemnify the Company against certain liabilities, including liabilities arising under the Act, based upon information supplied to the Company by the Selling Shareholders for inclusion in the registration of the Shares under the Act.

   The Company has agreed to maintain the registration of the Shares under the Act in effect until the earlier of (i) the date upon which the sale or distribution of the Shares by the Selling Shareholders has been completed or is terminated at the request of such Selling Shareholders or (ii) August 30, 1998. In the event that the exemption from registration provided by Rule 144 under the Act becomes available to the Selling Shareholders prior to August
30, 1998, Shares may be sold under Rule 144 rather than pursuant to this Prospectus. In connection with such agreement, the Selling Shareholders have agreed with the Company not to engage (or to permit any broker-dealer or agent acting on their behalf to engage) in offers or sales of the Shares during certain periods during or following a period in which (a) the Company is engaged in a registered offering or distribution of equity securities for its own account, whether for cash or in connection with an acquisition or (b) the information provided by a Selling Shareholder for inclusion in the registration is inaccurate or incomplete. Each Selling Shareholder has further agreed to advise the Company promptly with respect to sales of Shares by or for the account of such Selling Shareholder.

                           CERTAIN LEGAL MATTERS

   The validity of the Common Stock being offered hereby will be passed upon for the Company by Greensfelder, Hemker & Gale, P.C., 2000 Equitable Building, 10 South Broadway, St. Louis, Missouri 63102. Greensfelder, Hemker & Gale, P.C. and certain of its officers own, beneficially, an aggregate of approximately 58,000 shares of Common Stock. In addition, Edward A. Chod, an officer of Greensfelder, Hemker & Gale, P.C. is a director of the Company.

                                    EXPERTS

   The consolidated financial statements of the Company appearing in its Form 10-K for the year ended December 31, 1995, and the restated consolidated financial statements of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in the Company's Current Report on Form 8-K dated November 8, 1996, have been audited by Ernst & Young, LLP independent auditors, as set forth in their reports thereon and included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth the estimated expenses (other than commissions, discounts, selling concessions or other payments made or allowed to participating broker-dealers) in conjunction with the securities subject to this Registration Statement as follows:

   Registration Fee                                  $ 13,494.72
   Legal Fees and Expenses of Issuer                   10,000.00
   Accounting Fees and Expenses                        10,000.00
   Printing and Filing Costs                            2,500.00
   Miscellaneous                                        1,505.28
   Legal Fees and Expenses of Selling
    Shareholders                                       25,000.00

    Total                                            $ 62,500.00

Except for the Legal Fees and Expenses of Selling Shareholders, the foregoing expenses will be borne by the Registrant. In the event that the distribution arrangements relating to the offer and sale of the shares becomes subject to review by the National Association of Securities Dealers, Inc., the filing fee with respect thereto and any related expenses will be borne by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The provisions of Section 145 of Chapter One of Title 8 of the Delaware Code, amended (Section 145 of the General Corporation Law of the State of Delaware), read as follows:

      Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he

                                    Page II-1
reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request

                                    Page II-2
of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (Last amended by Ch. 289, L. '86, eff. 7-1-86).

See also Exhibit 10.1 filed herewith for the form of certain indemnification of the Registrant and its directors and officers by the Selling Shareholders.

ITEM 16.  EXHIBITS

  5.1    Opinion and consent of Greensfelder, Hemker & Gale, P.C.

  10.1 Form of Letter Agreement between the Issuer and each Selling Shareholder named in the Registration Statement

  23.1   Consent of Ernst & Young, LLP.

  23.2   Consent of Hacker, Johnson, Cohen & Grieb.

  23.3   Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1).


                                    Page II-3

ITEM 17.  UNDERTAKINGS

   The undersigned Registrant hereby undertakes:

(a)   (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that undertakings 1(i) and 1(ii) above do not apply to this Registration Statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    Page II-4

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on the 30th day of January, 1997.

                                          JONES MEDICAL INDUSTRIES, INC.


                                          By:   /s/ DENNIS M. JONES
                                              ------------------------------
                                                Dennis M. Jones, President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                                      TITLE                                           DATE
----------                                      -----                                           ----

/s/  Dennis M. Jones                            Chairman of the Board,                          January 30, 1997
----------------------------------              President, Chief Executive
Dennis M. Jones, President                      Officer and Director


/s/  Judith A. Jones                            Principal Financial Officer,                    January 30, 1997
-----------------------------------             Executive Vice President,
Judith A. Jones                                 Secretary, Treasurer and
                                                Director

/s/  Michael T. Bramblett                       Executive Vice President                        January 30, 1997
--------------------------------                and Director
Michael T. Bramblett


/s/  Edward A. Chod                             Director                                        January 30, 1997
---------------------------------
Edward A. Chod


/s/  G. Andrew Franz                            Senior Vice President -                         January 30, 1997
----------------------------------              Operations -
G. Andrew Franz                                 Pharmaceuticals and
                                                Director

/s/  David A. McLaughlin                        Senior Vice President -                         January 30, 1997
-------------------------------                 Operations - Nutritionals
David A. McLaughlin                             and Director


                                    Page II-5


                                                Director
-------------------------------
Stanley Lopata

                                                Director
-------------------------------
L. John Polite, Jr.

                                                Director
-------------------------------
Thomas F. Patton



                                    Page II-6

                                  EXHIBIT INDEX
                                  -------------

                    EXHIBIT NO.                       EXHIBIT
                    -----------                       -------
                        5.1                           Opinion and Consent of Greensfelder, Hemker
                                                      & Gale, P.C.

                       10.1                           Form of Letter Agreement between the Issuer
                                                      and each Selling Shareholder

                       23.1                           Consent of Ernst & Young, LLP

                       23.2                           Consent of Hacker, Johnson, Cohen & Grieb


                                    Page II-7